Exhibit 10.3

SECOND AMENDMENT TO THE

FIFTH THIRD BANCORP UNFUNDED DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(June 1, 2013 Restatement)

WHEREAS, Fifth Third Bancorp (“Fifth Third”) sponsors and maintains the Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors, as amended and restated effective June 1, 2013 (“Plan”);

WHEREAS, Fifth Third desires to amend the Plan to (i) close Plan participation to new Charter Board and Affiliate Board directors; (ii) add a statute of limitations period for benefit claims; and (iii) make other changes; and

WHEREAS, pursuant to Plan section 12.1, Fifth Third reserved the right to amend the Plan at any time, and delegated authority to the Fifth Third Bank Pension, 401(k) and Medical Plan Committee and its Chairman to amend the Plan.

NOW, THEREFORE, effective as of the execution date of this Second Amendment, the Plan is hereby amended in the following respects:

1.    Section 2.5 of the Plan is amended in its entirety to read as follows:

“2.5

‘Committee’ shall mean The Fifth Third Bank Pension, 401(k), and Medical Plan Committee which is responsible for the administration of this Plan in accordance with the provisions of the Plan as set forth in this document. Where applicable, a reference to the Committee includes its delegate.”

2.    Section 3.1 of the Plan is amended to add the following paragraphs at the end:

“Notwithstanding the foregoing, no individual who first becomes a member of a Fifth Third Bank Charter Board or Affiliate Board on or after January 1, 2017 shall be eligible to participate in the Plan.

Further, any individual who was a member of a Fifth Third Bank Charter Board or Affiliate Board prior to January 1, 2017 shall be eligible to participate in the Plan for the 2018 Plan Year only if, as of the first day of the Open Enrollment Period for 2018, the individual had a balance in his Account under the Plan.

Further, any individual who was a member of a Fifth Third Bank Charter Board or Affiliate Board prior to January 1, 2017 shall be eligible to participate in the Plan for Plan Years after 2018 only if, as of the first day of the Open Enrollment Period for any such Plan Year, (a) the individual had a balance in his Account under the Plan and (b) the individual had a deferral election in effect for the immediately previous Plan Year.”

3.    Section 13.3 of the Plan is amended to add the following sentence at the end:

“No such lawsuit may commence later than one year from the date of decision on review by the Claims Review Committee.”

4.    Except as otherwise amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Fifth Third has caused this amendment to be executed by its duly authorized representative this 26th day of October, 2017.

FIFTH THIRD BANCORP

By:	/s/ Robert P. Shaffer
Chairperson for the Fifth Third Bank
Pension, 401(k) and Medical Plan
Committee

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